Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT THE
24th ANNUAL JPMORGAN HEALTHCARE CONFERENCE

   Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – Dec. 22, 2005 – American Healthways, Inc. (NASDAQ: AMHC) will participate in the 24th Annual JPMorgan Healthcare Conference in San Francisco, California, at the Westin St. Francis on Monday, January 9, 2006 at 4:30 p.m. Eastern/1:30 p.m. Pacific. Ben R. Leedle, Jr., the Company’s president and chief executive officer, will present at the conference. The presentation will be broadcast online and available for replay on the Company’s web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

About American Healthways
American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of November 30, 2005, the Company had over 1.8 million actual lives under management nationwide. For more information visit www.americanhealthways.com.